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                                                                    EXHIBIT 10.3




                          LISTING AGREEMENT OF PROPERTY
                              FOR LEASE AND/OR SALE

THIS LISTING AGREEMENT OF PROPERTY FOR LEASE AND OR SALE IS MADE THIS 1ST DAY OF SEPTEMBER,1997 BY AND BETWEEN TRIBEK PROPERTIES, INC. ("LISTING AGENCY") AND YAGER/KUESTER PUBLIC FUND OF 770 PELHAM ROAD, GREENVILLE, SOUTH CAROLINA ("SELLER/LANDLORD").

         In consideration of Listing Agency's agreement to list the following described property, hereinafter known as "Property" for Lease and/or Sale and to use its efforts to find a Buyer/Tenant, the undersigned Seller/Landlord agrees with the Listing Agency as follows:

1. EXCLUSIVE RIGHT TO LEASE OR SELL. For a period beginning September 15,1997 and extending until midnight on September 15,1998, Listing Agency shall have the exclusive right to (X) Lease and/or (X) Sell the Property as agent of Seller/Landlord at the price and on the terms set forth below, or upon such other terms as may be agreed upon in writing by Seller/Landlord with any Buyer/Tenant. NOTWITHSTANDING THE FOREGOING, LISTING AGENCY SHALL, HOWEVER, ONLY HAVE THE EXCLUSIVE RIGHT TO LEASE THE PROPERTY UNTIL SUCH TIME AS THE PROPERTY IS SUBSTANTIALLY LEASED TO THE SELLER/LANDLORD'S SATISFACTION. AT SUCH TIME, LISTING AGENCY SHALL HAVE THE EXCLUSIVE RIGHT TO SELL THE PROPERTY AS DESCRIBED ABOVE. IF THE ABOVE LISTING PERIOD HAS LESS THAN SIX (6) MONTHS REMAINING ON THE DATE THAT THE LISTING AGENCY INITIATES THE SALE OF THE PROPERTY, SELLER/LANDLORD AGREES TO EXTEND THE LISTING PERIOD TO A FULL SIX (6) MONTHS FROM SAID DATE.

2. BROKER COOPERATION/AGENCY RELATIONSHIPS. Listing Agency has advised Seller/Landlord of Listing Agency's general company policy regarding cooperation with Subagents, Buyer/Tenant's Agents or Dual Agents. Seller/Landlord has read the disclosure regarding real estate agency relationships contained herein, and agrees to authorize the Listing Agency to compensate (subject to paragraphs 7.c.
(iv) and 7.c. (v) and cooperate with the following: (CHECK ALL APPLICABLE AGENCIES)

          XX   Subagents representing only the Seller/Landlord

          XX   Buyer/Tenant Agents representing only the Buyer/Tenant

          XX Seller/Landlord authorizes Listing Agency to act as a Dual Agent representing both the Seller/Landlord and the Buyer/Tenant in the same transaction.
               (When Dual Agency occurs, a separate agreement will be executed.)

Listing Agency agrees to inquire of all agents at the time of initial contact as to their agency status. A written disclosure of agency shall be provided to Seller/Landlord in connection with the presentation of any contract pursuant to the Listing Agreement.

3.       PROPERTY: (ADDRESS)     770 Pelham Road, Greenville, South Carolina
                            ----------------------------------------------------
         (Legal description/Description)             +/- 39,138
                                            ------------------------------------

         ____  See attached Exhibit A for legal
               description/description of premises.

4.       LISTING GUIDELINES:

                  SALE                                          LEASE

Sales Price     To Be Determined                     Rental:    To Be Determined



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Seller Financing Terms____________________        ______________________________

__________________________________________        Taxes Paid By     Landlord

__________________________________________        Insurance Paid By   Landlord

Possession Delivered _____________________        Utilities Paid By     Landlord

                                                  Maintenance Paid By   Landlord

                                                  Possession Delivered__________

Other Terms:______________________________        ______________________________

__________________________________________        ______________________________

__________________________________________        ______________________________

         SIGNS: You ___ may XX may not place a sign on the Property. Seller/Landlord agrees to remove all other signs.

         ADVERTISING: You XX may ___ may not advertise the Property.

         DATA BASE LISTING: This listing may be XX may not be ____ entered in available database listings.

         MARKETING EXPENSE: In the event that the Property does not sell during the terms of this Agreement, Seller/Landlord shall nonetheless be obligated to reimburse Listing Agency for actual expenses incurred in marketing the Property for sale up to the amount of $ 2,000.00.

5. SPECIAL PROVISIONS (AN ADDENDUM IF ATTACHED, IS INCORPORATED HEREIN BY REFERENCE):

         Listing Agency's exclusive right to lease shall only apply to lease negotiations with United Healthcare as a tenant of 770 Pelham Road.

         Sale of UCB Building to BB&T by YKPF is excluded from this Agreement.

6. COOPERATION WITH LISTING AGENCY:

     A. EXCLUSIVE RIGHTS: Seller/Landlord agrees to cooperate with Listing Agency (or agents acting for or through it) to facilitate the sale of the Property. The Property may be shown only by appointment made by or through Listing Agency. Seller/Landlord shall refer to Listing Agency all inquires or offers it may receive regarding this Property. Seller/Landlord agrees to cooperate with Listing Agency in bringing about a sublease, lease or sale of the Property, to furnish Listing Agency with a copy of any lease or master lease affecting the Property and to immediately refer to Listing Agency all inquires by anyone interested in the Property. All negotiations shall be conducted through Listing Agency. Listing Agency shall be identified as the contact firm with all state and local economic development agencies being notified of the Property's availability.

     B. SERVICES: No management services, repair services, collection services, notices, legal services or tax services shall be provided by the Listing Agency. In the event the Listing Agency does procure any of the services at the request of the Seller/Landlord, it is understood and agreed that Listing Agency shall only be acting in the capacity of procurer for the Seller/Landlord and shall accrue no liability or responsibility in connection with any services so obtained on behalf of Seller/Landlord. This exclusion of liability and responsibility shall not apply in the event that Listing Agency directly contracts with Seller/Landlord to provide any such service.

     C. LATER LEASE OR SALE TO PROSPECT: If within (90) days after the expiration of the exclusive listing period Seller/Landlord shall directly or indirectly lease or agree to lease or sell or agree to sell the Property to a party to whom Listing Agency (or any other agent acting for or through Listing Agency) has communicated concerning the Property during this exclusive listing period, Seller/Landlord shall pay Listing Agency the same commission to which it would have been entitled had the sale or lease been made during the exclusive period; provided, that names of prospects are delivered or postmarked to the Seller/Landlord within ten (10) days after the expiration of the exclusive listing period. In the event the subject Property is exclusively listed for lease or sale with another agency after the expiration of this agreement and a registered prospect leases, options or contracts to purchase the Property within
(90) days of the expiration of this agreement, then the Seller/Landlord shall pay to the Listing Agency 100 % of the commission provided for in Paragraph 7 below.

7. COMMISSIONS: The amount, format or rate of real estate commission is not fixed by law. Commissions are set by each broker individually and may be negotiable between principal and broker.

     A.  SALES COMMISSIONS:

         (i) Listing Agency's commission shall be calculated according to the schedule in Paragraph 7.a.(ii). Commissions shall be paid in cash or bank check. Gross sales price shall include any and all consideration received or receivable, in whatever form, including but not limited to the assumption or release of existing liabilities. The commission shall be paid upon delivery of the deed or other evidence of transfer of title or interest; provided, however, if the transaction involves an installment contract, then payment shall be made upon the signing of such installment contract. In the event of any breach by Seller/Landlord, his successors or assigns, of any contract of purchase and sale, it is understood and agreed that the commission shall remain earned and payable upon notice given by Seller/Landlord to purchaser of his intent not to proceed with such sale, notwithstanding the basis of such intent not to proceed. In the event Seller/Landlord contributes or conveys the Property or any interest therein to a joint venture, partnership or other business entity or executes an exchange, the commission shall be calculated on the fair market value of the Property or interest therein contributed, conveyed, transferred or exchanged and shall be payable at the time of the contribution, conveyance, transfer or exchange. If Seller/Landlord is a partnership, corporation or other business entity, and an interest in the partnership, corporation or other business entity is transferred, whether by merger, outright purchase, or otherwise, in lieu of a sale of the Property, and applicable law does not prohibit the payment of a commission in connection with such sale or transfer, the commission shall be calculated on the fair market value of the Property, rather than the gross sales price, multiplied by the percentage of interest so transferred, and shall be paid at the time of the transfer.

         (ii) Schedule Of Commissions (complete each option which might apply):

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                  (1) OUTRIGHT SALE OF PROPERTY (INCLUDING PERSONAL PROPERTY):
5% of the gross sales price of real property, plus N/A of the gross sales price of personal property, OR 4% OF THE GROSS SALES PRICE OF THE PROPERTY, IF LISTING AGENCY DIRECTLY PROCURES A BUYER WITH NO OTHER CO-BROKER INVOLVED.

                  (2) OUTRIGHT SALE OF LAND OR LAND WITH A BUILD TO SUIT SALE
CONTRACT: N/A % of the listed price of the land, plus N/A% of the gross cost of the improvements provided to the Property upon issuance of the occupancy permit or the completion of the improvements agreed prior to, during or within one (1) year of the construction phase of the project.

                  (3) GROUND LEASE WITH A BUILD TO SUIT, PURCHASE OF
IMPROVEMENTS: N/A% of the gross ground rents over the life of the lease, plus N/A% of the gross cost of the improvements provided to the Property upon issuance of the occupancy permit or the completion of the improvements as agreed prior to, during, or within one (1) year of the construction phase of the project.

                  (4) PURCHASE OPTIONS AS PART OF A LEASE: 5% of the gross sales rice stated in the option or as later agreed upon by all parties. Lump sum lease commissions paid on the initial lease term shall be pro-rated as of the date of closing and deducted from commission due on the exercise of the purchase option.

                  (5) EXCHANGES: 100% of the market value of the listed property being exchanged by the Seller/Landlord. Listing Agency is also entitled to a 5% commission on the market value of the exchange property used to effect the exchange if he played any role in acquiring, locating or identifying the exchange property or suggested and facilitated the use of the exchange mechanism for the transaction.

         (iii) Options/earnest Money: N/A% of any fees or earnest money shall be paid to Listing Agency at the time such monies are paid to Seller; should there be a forfeiture of option fees or earnest money, Listing Agency shall be entitled to N/A% of same; said amounts to be applied to commissions payable pursuant to paragraph 7.a.(ii) above; provided, Listing Agency shall not be paid, on account of this provision, an amount in excess of its entitlement pursuant to paragraph 7.a.(ii) above.

     b.    Lease Or Sublease Commissions:

         (i) Commissions shall be earned on execution of a lease by Seller/Landlord and a Buyer/Tenant in accordance with the following rates (all commissions and fees paid as a result of a lease or sublease being executed shall be leasing fees only):

                    (complete each option which might apply)

                  (1) 6% of the total base rental (including common area fees) for the first sixty (60) months in which rent is to be paid, plus N/A% of the total base rental (including common area fees) for the remainder of the term, payable in full upon execution of a lease by Seller/Landlord and Buyer/Tenant; or 4% of the total base rental for the first sixty (60) months in which rent is to be paid, provided no other broker is involved in the transaction.



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     c.  General Commissions Provisions:

         (i) Options(s) or Right(s) of First Refusal to Renew, Extend Lease or Occupy Additional Space: If a Lease for which a commission is payable hereunder contains option(s) or right(s) of first refusal to renew or extend, and lease term(s) is renewed or extended, whether strictly in accordance with the terms of such option(s) or right(s) of firsts refusal to expand, and a Buyer/Tenant occupies additional space, whether strictly in accordance with the terms of such option(s) or right(s) or otherwise, then Seller/Landlord shall pay a commission in accordance with Paragraph 7b.(i) on the additional base rental to be paid, calculated at the commission rate applicable hereunder to the years of the lease in which the additional base rental is payable. Said commission shall be earned at the time the extended term commences or the additional space is occupied, as applicable.

         (ii) Purchase of Property by Tenant: If a Buyer/Tenant under a lease for which a commission is payable hereunder, its successors or assigns, or any agent, officer, employee or shareholder of a Buyer/Tenant purchases the Property, whether strictly in accordance with the terms of any option, right of first refusal, similar right or otherwise during (a) the term of the lease, (b) any extension thereof, or (c) within 180 days after the expiration thereof, then a sales commission shall be calculated and paid in accordance with the provisions of Paragraph 7a.

         (iii) Percentage Rent: If a lease for which a commission is payable hereunder contains a percentage rent clause, Seller/Landlord shall pay a commission on the percentage rent payable by the Buyer/Tenant at the commission rate applicable to the period of the lease term for which the percentage rent is payable. This commission shall be payable within fifteen (15) days after receipt of Buyer/Tenant payment.

         (iv) Listing Agency shall not be required to compensate or pay any commission to, either directly or indirectly, a Buyer/Tenant (or principal, officer, director, partner, member or substantial shareholder thereof) who seeks to be compensated or paid a commission in connection with any transaction with Seller/Landlord pursuant to this agreement.

         (v) If Listing Agency shall have worked directly with a Buyer/Tenant in connection with the Property, either as a client or a customer, and such relationship is evidenced in writing (either by an Agency Disclosure -CRCBR Form #100 or substantially similar registration document) then Listing Agency shall not be permitted to compensate or pay any commission to another real estate agent (not associated with Listing Agency) in connection with any transaction pursuant to this agreement, which transaction involves said Buyer/Tenant so registered.

         (vi) In the event Seller/Landlord fails to make payments within the time limits set forth herein, then the delinquent amount shall bear interest from the date due until the paid at the maximum rate permitted in the state in which the office of the Listing Agency is located. If Listing Agency is required to institute legal action (including arbitration) against Seller/Landlord relating to this or any agreement of which it is a part, Listing Agency shall be entitled to reasonable attorney's fees and costs.

         (vii) In the event Seller/Landlord sells or otherwise disposes of its interests in the Property, Seller/Landlord shall remain liable payment of commissions provided for in this any other agreement of which it is a part, including, without limitation, the commission obligations set forth in Paragraph 7a or 7b unless the purchaser or transferee assumes all of such obligations in writing and Listing Agency agrees in writing to such Assumption.

         (viii) The term "Seller/Landlord" as used herein shall be deemed to include, but not be limited to, the owner of the Property, a party under contract to acquire the Property, a Buyer/Tenant under a ground lease and a Buyer/Tenant of the Property wishing to effect a sublease, lease assignment, or lease cancellation. The term "Buyer/Tenant" as used herein shall be deemed to include, but not to be limited to any subtenant, or assignee of a Buyer/Tenant, and the term "lease" shall be deemed to include but not be limited to a sublease or lease assignment.

8. REPRESENTATIONS: Seller/Landlord represents and warrants to Listing Agency that it has the right to offer the Property for sale and further represents and warrants that it has the right and authority to execute and deliver such instruments as may be necessary to effectuate any transaction contemplated hereby.

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9. ENVIRONMENTAL MATTERS: Seller/Landlord, directly or through whom a claim may be made by any other party or parties against the Listing Agency shall indemnify, defend and hold harmless the Listing Agency, its agents and employees from any loss, liability, damage, cost or expense, including without limitation, reasonable legal, accounting, consulting, engineering, court costs and other expenses related to the presence of storage tanks or the presence or release of hazardous substances, which are defined as those substances, materials, and wastes, including but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (490 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes or substance which are or become regulated under any applicable local, state or federal, including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyl, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sec.1251, et seq, (33 U.S.C. Sec. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Sec. 1317), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et seq., (42 U.S.C. Sec.
6903) or (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec.9601, et seq., (42 U.S.C. Sec. 9601).

10. BANKRUPTCY: In the event that the Property comes under the jurisdiction of a bankruptcy court, Seller/Landlord shall immediately notify the Listing Agency of the same and, if Seller/Landlord is the subject of bankruptcy, shall promptly take all steps necessary to obtain court approval of Listing Agency's appointment to sell the Property, unless Listing Agency shall elect to terminate this Agreement upon said notice.

11. INDEMNIFICATION: Seller/Landlord represents and warrants that the information set forth herein and any other information as may be furnished by the Seller/Landlord is correct to the best of Seller/Landlord's knowledge; Listing Agency shall have no obligation or responsibility for checking or verifying any such information. Further, Seller/Landlord agrees to indemnify Listing Agency for any and all loss or damage sustained by Listing Agency as a result of Listing Agency's or Seller/Landlord's furnishing such information to a buyer or anyone else.

12. LEASE/SALE PROTECTION PROVISION: In the event that the Property is leased or sold during the term hereof, and this agreement does not specify the amount of such lease or sale (those commission provisions are not filled in), it is acknowledged that a commission shall be nonetheless earned upon execution of such lease or sale agreement and payable in accordance with the terms of this agreement. The parties agree to act in good faith in determining that the commission is an amount reasonable in this area for the particular type of property in question.

13. PARTIES AND BENEFIT: This agreement shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns and their personal representatives. Each signatory to this agreement represents and warrants that he or she has full authority to sign this agreement on behalf of the party for whom he or she signs and that this agreement binds such party. This agreement contains the entire agreement of the parties and may not be modified except in a writing signed by all of the parties hereto.

14. THE BROKER SHALL CONDUCT ALL HIS BROKERAGE ACTIVITIES IN REGARD TO THIS AGREEMENT WITHOUT RESPECT TO THE RACE, COLOR, RELIGION, SEX, NATIONAL ORIGIN, HANDICAP OR FAMILIAL STATUS OF ANY BUYER OR PROSPECTIVE BUYER, SELLER OR PROSPECTIVE SELLER, BUYER OR PROSPECTIVE BUYER, SELLER OR PROSPECTIVE SELLER.


THIS DOCUMENT IS A LEGAL DOCUMENT. EXECUTION OF THIS DOCUMENT HAS LEGAL CONSEQUENCES THAT COULD BE ENFORCEABLE IN A COURT OF LAW. THE CHARLOTTE REGION COMMERCIAL BOARD OF REALTORS (MAKES NO REPRESENTATIONS CONCERNING THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION TO WHICH IT RELATES AND RECOMMENDS THAT YOU CONSULT YOUR ATTORNEY.

LISTING AGENCY:                 Tribek Properties, Inc.
                                -----------------------
                                    (Name of Firm)

                                By: /s/ Gary K. Chesson      (SEAL)
                                    -------------------------------

SELLER/LANDLORD:
Individual:                        Business Entity:

                      (SEAL)       Yager/Kuester Public Fund Limited Partnership
----------------------             ---------------------------------------------
                                                  (Name of Firm)

                      (SEAL)       By: /s/ Faison S. Kuester, Jr.   (SEAL)
----------------------                 -----------------------------------
                                   Title:   General Partner



                  DESCRIPTION OF AGENT DUTIES AND RELATIONSHIPS

Before you begin working with any real estate agent, you should know who the agent represents in the transaction. Every listing agreement, buyer agency agreement or other agreement for brokerage services in a real estate sales transaction in North Carolina must contain this "Description of Agent Duties and Relationships" [N.C. Real Estate Commission Rule 21 NCAC 58A,0104(c), eff. 7/1/95]. Real estate agents should carefully review this information with you prior to entering into any agency agreement.

                                 AGENTS' DUTIES
When you contract with a real estate firm to act as your agent in a real estate transaction, the agent must help you obtain the best price and terms possible, whether you are the buyer or seller. The agent owes you the duty to:

--------------------------------------------------------------------------------
              *Safeguard and account for any money handled for you
            *Be loyal and follow reasonable and lawful instructions
                 *Act with reasonable skill, care and diligence
                     *Disclose to you any information which
                  might influence your decision to buy or sell
--------------------------------------------------------------------------------

Even if the agent does not represent you, the agent must still be fair and honest and disclose to you all "material facts" which the agent knows or reasonably should know. A fact is "material" if it relates to defects or other conditions affecting the property, or if it may influence your decision to buy or sell. This does not require a seller's agent to disclose to the buyer the minimum amount the seller will accept, nor does it require a buyer's agent to disclose to the seller the maximum price the buyer will pay.

                           AGENTS WORKING WITH SELLERS
A seller can enter into a "listing agreement" with a real estate firm authorizing the firm and its agent(s) to represent the seller in finding a buyer for his property. This listing agreement should state what the seller will pay the listing firm for its services, and it may require the seller to pay the firm no matter who finds the buyer.

The listing firm may belong to a listing service to expose the seller's property to other agents who are members of the service. Some of those agents may be working for other buyers as buyers' agents; others will be working with buyers but still representing the sellers' interests as an agent or "subagent". When the buyer's agents and seller's subagents desire to share in the commission the seller pays to the listing firm, the listing agent may share the commission with the seller's permission.

                           AGENTS WORKING WITH BUYERS

A buyer may contract with an agent or firm to represent him (as a buyer's agent), or may work with an agent or firm that represents the seller (as a SELLER'S AGENT or SUBAGENT). All parties in the transaction should find out at the beginning who the agent working with the buyer represents.

If a buyer wants a buyer's agent to represent him in purchasing a property, the buyer should enter into a "buyer agency agreement" with the agent. The buyer agency agreement should state how the buyer's agent will be paid. UNLESS SOME OTHER ARRANGEMENT IS MADE WHICH IS SATISFACTORY TO THE PARTIES, THE BUYER'S AGENT WILL BE PAID BY THE BUYER. Many buyer agency agreements will also obligate the buyer to pay the buyer's agent no matter who finds the property that the buyer purchases.

A buyer may decide to work with a firm that is acting as agent for the seller (a SELLER'S AGENT or SUBAGENT). If a buyer does not enter into a buyer agency agreement with the firm that show him properties, that firm and its agents will show the buyer properties as an agent or subagent working on the seller's behalf. Such a firm represents the seller (not the buyer) and must disclose that fact to the buyer.

A seller's agent or subagent must still treat the buyer fairly and honestly and disclose to the buyer all material facts which the agent knows or reasonably should know. The seller's agent typically will be paid by the seller. IF THE AGENT IS ACTING AS AGENT FOR THE SELLER, THE BUYER SHOULD BE CAREFUL NOT TO GIVE THE AGENT ANY INFORMATION THAT THE BUYER DOES NOT WANT THE SELLER TO KNOW.

                                   DUAL AGENTS
A real estate agent or firm may represent more than one party in the same transaction only with the knowledge and consent of all parties for whom the agents acts. "Dual Agency" is most likely to occur when a buyer represented by a buyer's agent wants to purchase a property listed by the agent's firm. A dual agent must carefully explain to each party that the agent and the agent's firm are also acting for the other party.

In any dual agency situation, the agent must obtain a written agreement from the parties which fully describes the obligations of the agent and the agent's firm to each of them.


--------------------------------------------------------------------------------
     This firm represents both sellers and buyers. This means that it is possible that a buyer we represent will want to purchase a property owned by a seller we represent. When that occurs, the agent and the firm listed above will act as dual agents if all parties agree.